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                                                                     EXHIBIT 4.3

                         FIRST SUPPLEMENTAL INDENTURE
                         ----------------------------


     This FIRST SUPPLEMENTAL INDENTURE, dated as of February 23, 2000 (this "Supplemental Indenture"), between Therma-Wave, Inc., a Delaware corporation, as issuer (the "Company"), and The Bank of New York, as trustee (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company and the Trustee have entered into an indenture, dated as of May 15, 1997 (the "Indenture"), pursuant to which the Company has issued $115,000,000 aggregate principal amount of its 10.625 % Senior Notes due 2004 (the "Notes");

     WHEREAS, Section 9.02 of the Indenture provides that under certain circumstances the Company may amend the Indenture with the written consent of Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the Notes then outstanding;

     WHEREAS, the Company desires to amend certain provisions of the Indenture affecting the Notes, as set forth below;

     WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes outstanding have consented to the amendments to be affected by this Supplemental Indenture; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement, in accordance with its terms, have been done.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, for the equal and proportionate benefit of all Holders of the Notes as follows:

     1.   Capitalized Terms. Capitalized terms used herein and not otherwise
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defined herein have the meanings assigned to them in the Indenture. The words
"herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2.   Amendments to Article 4. Effective upon the date the Company accepts
          -----------------------
the Notes for purchase and payment pursuant to the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal for the Notes, dated January , 2000, the following sections under Article 4 are hereby amended by deleting all such sections and all references thereto throughout the Indenture in their entirety:

          a.   Section 4.03.  Corporate Existence.
                              --------------------

          1.   Section 4.04.  Payment of Taxes and Other Claims.
                              ----------------------------------

          2.   Section 4.08.  SEC Reports.
                              ------------

          3.   Section 4.10.  Limitation on Restriction Payments.
                              ----------------------------------

          4.   Section 4.11.  Limitation on Transactions with Affiliates.
                              -------------------------------------------

          5.   Section 4.12.  Limitation on Incurrrence of Additional
                              ---------------------------------------
                              Indebtedness.
                              -------------

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          6.   Section 4.13.  Limitation on Dividend and Other Payment
                              ----------------------------------------
                              Restrictions Affecting Subsidiaries.
                              ------------------------------------

          7.   Section 4.15.  Change of Control.
                              ------------------

          8.   Section 4.16.  Limitation on Asset Sales.
                              --------------------------

          9.   Section 4.17.  Limitation on Preferred Stock of Subsidiaries.
                              ----------------------------------------------

          10.  Section 4.18.  Limitation on Liens.
                                   --------------------

          11.  Section 4.19.  Limitation on Guarantees by Subsidiaries.
                              -----------------------------------------

          12.  Section 4.20.  Conduct of Business.
                              --------------------

     3.   Amendment to Article 5. Effective upon the date the Company accepts
          ----------------------
the Notes for purchase and payment pursuant to the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal for the Notes, dated February 9, 2000, Article 5 is hereby amended by deleting
Article 5 and all references thereto and to Sections 5.01 and 5.02 throughout the Indenture in their entirety.

     4.   Amendment to Article 6. Effective upon the date the Company accepts
          ----------------------
the Notes for purchase and payment pursuant to the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal for the Notes, dated February 9, 2000, subsections (3), (4), (5), (6), and (7) under
Section 6.01 are hereby amended by deleting all such subsections and all references thereto in their entirety.

     5.   Amendments to Article 1. Effective upon the date the Company accepts
          -----------------------
the Notes for purchase and payment pursuant to the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal for the Notes, dated February 9, 2000, certain definitions under Section 1.01 shall be deleted when references to such definitions would be eliminated as a result of the foregoing amendments.

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     6.   Time Amendments Become Operative. Upon execution and delivery of this
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Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in the case of conflict, the provisions of this Supplemental Indenture will control. Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall not become operative until the date upon which the Company accepts the Notes for purchase and payment pursuant to the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal, dated February 9, 2000. The Company shall promptly notify the Trustee that this Supplemental Indenture has become operative.

     7.   Full Force and Effect. Except as they have been modified by this
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Supplemental Indenture, each and every provision of the Indenture shall continue in full force and effect, and all references to the Indenture shall be deemed to mean the Indenture as amended pursuant hereto.

     8.   Counterparts. This Supplemental Indenture may be executed in any
          ------------
number of counterparts and in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

     9.   Governing Law. This Supplemental Indenture shall be governed by, and
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construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

     10.  Headings. The headings of this Supplemental Indenture have been
          --------
inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                  *    *    *

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the date first above written.

                                                  THERMA-WAVE, INC.


                                                  By:  _________________________
                                                       Name:
                                                       Title:


                                                  THE BANK OF NEW YORK


                                                  By:  _________________________
                                                       Name:
                                                       Title:

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